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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of our report dated March 9, 2005 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Charles River Laboratories International, Inc., which appears in Charles River Laboratories Inc.'s Annual Report on Form 10-K for the year ended December 25, 2004.

Boston, MA
May 12, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM